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                                                                Exhibit 10.11


           AGREEMENT WITH RESPECT TO STANDBY LETTER OF CREDIT FACILITY

         THIS AGREEMENT WITH RESPECT TO STANDBY LETTER OF CREDIT FACILITY ("Agreement"), dated December 1, 2000 (the "Effective Date"), is by and among KELLSTROM INDUSTRIES, INC., a Delaware corporation (the "Borrower"), and each of JAMES VENTURES, L.P., a Texas limited partnership, ROBERT BELFER, an individual residing in New York, New York, LJH CORPORATION, a Texas corporation, and DON A. SANDERS, an individual residing in Houston, Texas (individually, a "Lender" and collectively, the "Lenders").

                              W I T N E S S E T H:

         BACKGROUND. Borrower has requested that Lenders issue one or more Standby Letters of Credit aggregating $8,000,000 for the benefit of Agent (as hereinafter defined), and Lenders are willing to do so upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the promises herein contained, and each intending to be legally bound hereby, the parties agree as follows:

         SECTION I. DEFINITIONS.

         As used herein:

         1.01 "ACQUISITION" means the acquisition by Borrower of the parts redistribution business of Aviation Sales Distribution Services Company ("AVS Distribution"), a wholly-owned subsidiary of Aviation Sales Company ("AVS"), and the acquisition by KAV Inventory, LLC ("KAV"), of the aircraft parts and engine parts inventory of AVS Distribution.

         1.02 "AGENT" means Bank of America, N.A., formerly NationsBank, N.A., in its capacity as agent for the lenders under the Senior Loan Agreement.

         1.03 "KELLSTROM COMMON STOCK" means common stock, $0.01 par value, issued by Borrower.

         1.04 "KELLSTOM HEADQUARTERS BUILDING" means VRDN Real Estate and the Parking Facility Real Estate (both as defined in the Senior Loan Agreement)

         1.05 "LC TERMINATION DATE" means the earlier to occur of (i) the sale by Borrower of the Kellstrom Headquarters Building, (ii) June 1, 2001, or (iii) written notice from Borrower to Lenders that no further draws shall be made on Letters of Credit, which notice must include a written consent to the foregoing from the Agent.

         1.06 "LOAN MATURITY DATE" means December 1, 2001.



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         1.07 "SENIOR LOAN AGREEMENT" means that certain Amended and Restated
Loan and Security Agreement dated as of December 14, 1998 among Borrower and certain subsidiaries of Borrower, as borrowers, and the Agent, certain other lenders and other parties thereto, as amended through the date hereof.

         1.08 "SENIOR LOAN EVENT OF DEFAULT" means an Event of Default (as defined in the Senior Loan Agreement) under the Senior Loan Agreement.

         1.09 "INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement dated of even date herewith, by and between the Agent and each of Lenders, which Intercreditor Agreement is in the form attached hereto as EXHIBIT "1.09".

         SECTION II. THE STANDBY LETTER OF CREDIT FACILITY.

         2.01 ESTABLISHMENT OF THE STANDBY LETTER OF CREDIT FACILITY. Subject to the terms and conditions of this Agreement, each Lender agrees to cause to be issued a letter of credit (individually, a "Letter of Credit" and collectively, the "Letters of Credit") for the benefit of Agent for the ratable benefit of the lenders under the Senior Loan Agreement (the "Beneficiary") in the amount of $2,000,000. The aggregate amount of the Letters of Credit shall be $8,000,000. The Letters of Credit shall be in the form attached hereto as EXHIBIT "2.01" and shall be issued by one or more of the banks listed on SCHEDULE "2.01". All draws under the Letters of Credit shall be allocated pro rata among the Letters of Credit. Partial draws shall be permitted under the Letters of Credit, although pay downs and redraws under the Letters of Credit shall not be permitted. The Letters of Credit shall expire (or be returned to Lenders, as applicable) upon the LC Termination Date.

         2.02 DRAWS UPON LETTERS OF CREDIT. The Letters of Credit may be drawn only upon the Letter of Credit issuers' receipt of sight drafts and certificates in the form of EXHIBIT "2.02" attached hereto, each properly completed and executed; provided, however, in no event may the Letters of Credit be drawn on or after the LC Termination Date.

         2.03 THE NOTES. Any draw by Beneficiary under the Letters of Credit in accordance with its terms shall be deemed a term loan (the "Loan") from the applicable Lender to Borrower. All draws shall be made in an amount pro rata to the amounts of the respective Letters of Credit. The Loan shall be subject to and repaid pursuant to the terms of the note executed by Borrower in favor of each Lender, each such note to be in the form of EXHIBIT "2.03" hereto (individually, a "Note" and collectively, the "Notes"), and each Lender shall receive from Borrower at Closing (as hereinafter defined) an executed Note. All payments made by Borrower under the Notes (other than reimbursement of expenses as provided for herein or in the Notes) shall first be applied to accrued and unpaid interest and then to principal.

         2.04 PAYMENTS OF PRINCIPAL. Subject to the mandatory prepayment provisions contained below, the principal of the Loan will be repaid in one payment due upon the earlier to occur of the receipt by Borrower of any proceeds (excluding deposits and other relatively de minimus amounts routinely received prior to a closing) from the sale of the Kellstrom Headquarters Building, or the Loan Maturity Date. All payments shall be made to Lenders on a


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pro rata basis in accordance with the amounts drawn under the Letters of Credit and allocated to the Notes on the same basis, unless otherwise directed by Lenders. In the event such payment is to be made other than pro rata, Lenders shall provide notice to Borrower in the manner provided below, which notice shall be executed by each of Lenders whose payment is being made other than pro rata. Any such notice shall be given at least fifteen (15) days prior to the date any payment is due to Lenders hereunder. Notwithstanding any other provision to the contrary contained in this Agreement, payment of principal of the Loan shall be made exclusively from the proceeds of a Permitted Sale-Leaseback (as defined in the Senior Loan Agreement) of the VRDN Real Estate and the Parking Facility Real Estate (both as defined in the Senior Loan Agreement).

         2.05 MANDATORY PREPAYMENT. Intentionally Omitted.

         2.06 VOLUNTARY PREPAYMENT. Borrower may voluntarily prepay the Loan in whole or, from time to time, in part, all without premium. All such prepayments shall be allocated pro rata among Lenders with payments first allocated to accrued and unpaid interest and then to principal.

         2.07 INTEREST RATE AND PAYMENTS OF INTEREST.

                  (a)      Interest shall be paid as follows:

                           (1) Subject to the provisions of Section 2.07(b), interest on the principal balance of the Loan, from time to time outstanding, will be payable at the rate (the "Rate") equal to a fixed per annum rate of eighteen percent (18%).

                           (2) Interest shall be calculated on the basis of a 360-day year, and shall be payable on the first day of each month in which amounts are outstanding under the Loan; provided, however, to the extent that there is insufficient availability under the Senior Loan Agreement (computed in the same manner as availability for mandatory prepayments of principal as described in Section 2.05 above), interest shall accrue and not be payable until the sooner of the date in which there is sufficient availability or the Loan Maturity Date. After maturity, whether by acceleration or otherwise, accrued interest shall be payable on demand.

                  (b) Notwithstanding any provision herein or in the Notes to the contrary, it is the intention of the parties hereto to conform strictly to applicable usury laws as in effect from time to time during the term of this Agreement. Accordingly, if any transaction or transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable), then, in that event, notwithstanding anything to the contrary in the Notes, or any agreement entered into in connection with the Notes,




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                           it is agreed as follows: (i) the provisions of this
                           paragraph shall govern and control; (ii) the aggregate of all interest (as defined under applicable law) that is contracted for, charged or received under the Notes (or any of them), or under any of the other aforesaid agreements or otherwise in connection with this Agreement, shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be promptly credited to Borrower by Lenders (or, if such consideration shall have been paid in full, such excess shall be promptly refunded to Borrower by Lenders); (iii) neither Borrower nor any other person or entity now or hereafter liable in connection with the Notes shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum interest permitted by the applicable usury laws; and (iv) the effective rate of interest shall be IPSO FACTO reduced to the Highest ---- ----- Lawful Rate (as hereinafter defined). All sums paid, or agreed to be paid, to Lenders for the use, forbearance and detention of the indebtedness of Borrower to Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the indebtedness described in the Notes, in any of the aforesaid agreements, or in this Agreement, until payment in full so that the actual rate of interest does not exceed the Highest Lawful Rate in effect at any particular time during the full term thereof. The maximum lawful interest rate, if any, referred to in this paragraph that may accrue pursuant to the Notes is referred to herein as the "Highest Lawful Rate".

         2.08 COLLATERAL. Lenders shall receive a collateral assignment of the proceeds from the sale of the Kellstrom Headquarters Building (the "Collateral") in the form attached hereto as EXHIBIT "2.08" (the "Collateral Assignment"). The interest of Lenders in and to the Collateral shall be subject to the Intercreditor Agreement. In connection with the Collateral, Borrower shall cooperate with Lenders in the filing of UCC-1s in the applicable UCC records in Florida (the "UCC-1s") and a Memorandum of Collateral Assignment of Proceeds (the "Memorandum of Collateral Assignment") as well as an Agreement Not to Encumber (the "Agreement Not to Encumber") in the applicable real property records in Florida.

         SECTION III. WARRANT COVERAGE. At the Closing, each Lender shall receive a detachable Warrant in the form attached hereto as EXHIBIT "3" to purchase 10,000 shares of Kellstrom Common Stock (the "Closing Warrants") at an exercise price equal to the higher of (i) the unweighted average of the closing price per share for the twenty consecutive trading days prior to the date of the Closing; and (ii) the closing price for such Common Stock on the trading day immediately preceding the Closing. If the obligations of Lenders to make the Letters of Credit available hereunder are completely satisfied by the release of the Letters of Credit and the occurrence of the LC Termination Date within thirty (30) days after the Closing, Warrants to purchase 5,000 shares of




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Kellstrom Common Stock will be forfeited and returned to Borrower by each
Lender. If the LC Termination Date has not yet occurred after 60 days after the Closing, then on the first day of each succeeding thirty-day period, commencing on the 61st day after the Closing and concluding on the 151st day after the Closing, each Lender will be granted a Warrant to purchase an additional 5,000 shares of Kellstrom Common Stock with each incremental issuance of Warrants being priced at the higher of (i) the unweighted average of the closing price per share for the twenty consecutive trading days prior to the date of issuance, and (ii) the closing price for the Kellstrom Common Stock on the date of issuance; provided, however, to the extent that the Letters of Credit have been drawn as of the first day of any of the thirty-day periods described above, the number of shares of Kellstrom Common Stock that shall be issuable upon exercise of the Warrant granted on such first day shall be reduced by the percentage of the face amount of the Letters of Credit that have been drawn; provided, further, that beginning on the 91st day after the Closing and concluding on the 151st day after the Closing, the amount of shares of Kellstrom Common Stock that shall be issuable upon exercise of the Warrant granted to each Lender on such first day shall be further reduced by a number of shares equal to (A) the product of (i) the aggregate face amount of the Letter of Credit applicable to such Lender that was drawn prior to the 15th of the preceding 30 day period divided by (ii) $2,000,000, times (B) 2,500. All Warrants issued by Borrower to Lenders will be exercisable at any time within five (5) years after the applicable date of issuance. The Warrants (but not the shares once issued) will contain standard anti-dilution clauses in the event of stock splits or stock dividends. Lenders will be granted piggyback registration rights. As described above, the Warrants to be granted pursuant to the foregoing shall be issued to the individual Lenders on a pro rata basis in accordance with the amount of their commitment unless otherwise requested by all Lenders who are to receive the Warrants other than on a pro rata basis, and any Warrants forfeited and returned to Borrower in accordance herewith shall be returned on a pro rata basis in accordance with the number each Lender was originally granted.

         SECTION IV. CONDITIONS PRECEDENT. The obligation of each Lender to provide his respective Letter of Credit is subject to the following conditions precedent:

         4.01 DOCUMENTS REQUIRED FOR THE CLOSING. Borrower shall have duly delivered to Lenders, prior to the release of the Letters of Credit (the "Closing"), the following:

                  (a)      The Notes;

                  (b) The UCC-1s, the Collateral Assignment, the Memorandum of Collateral Assignment and the Agreement Not to Encumber;

                  (c) A certified (dated as of the date of the Closing) copy of resolutions of Borrower's board of directors authorizing the execution, delivery and performance of this Agreement, the Notes, the Collateral Assignment, the Agreement Not to Encumber, the Warrants, the Purchase and Sale Agreement (as hereafter defined) and each other document to be delivered pursuant hereto;

                  (d) A copy certified as of the most recent practicable date by the Secretary of State, of Borrower's certificate of incorporation, together with a certificate (dated the date of the Closing) of Borrower's corporate secretary to the effect that such certificate of incorporation have not been amended since the date of the aforesaid certification;



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                  (e)     Certificates, as of the most recent dates practicable,
                          of the aforesaid Secretary of State, the Secretary of State of each state in which Borrower is qualified as a foreign corporation, and the department of revenue or taxation of each of the foregoing states, as to the good standing of Borrower;

                  (f)     The Closing Warrants;

                  (g) The Purchase and Sale Agreement and the Memorandum of Purchase and Sale Agreement, as defined below;

                  (h) A fee payable in cash in the amount of three percent (3%) of the face amount of the Letters of Credit (the "Fee"). The Fee shall be payable by cashier's check or wire transfer to each of Lenders in the amount of $60,000;

                  (i) Lenders shall have received consent to the transaction contemplated hereby from the Agent under the Senior Loan Agreement; and

                  (j) Lenders shall have received an opinion of counsel for Borrower in form and substance reasonably acceptable to Lenders.

         4.02 CERTAIN EVENTS. At the time of the Closing:

                  (a) No Event of Default shall have occurred and be continuing, and no event shall have occurred and be continuing that, with the giving of notice or passage of time or both, would be an Event of Default;

                  (b) Each of the parties thereto shall have entered into the Tenth Amendment to the Senior Loan Agreement;

                  (c) The Acquisition shall have been completed, including the funding of a loan pursuant to that certain Loan and Security Agreement of even date herewith among Bank of America, N.A., certain other lenders and KAV, subject only to the completion of the Closing; and

                  (d) Each of the representations and warranties of Borrower contained in the Senior Loan Agreement and in this Agreement shall be true and correct in all material respects as if made on the date of the Closing, Borrower shall be otherwise in compliance with all covenants and conditions hereunder and under the Senior Loan Agreement, and Borrower shall have delivered to Lenders a certificate of its Chief Financial Officer confirming the foregoing.



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         SECTION V. REPRESENTATIONS AND WARRANTIES. To induce Lenders to enter into this Agreement, Borrower represents and warrants to Lenders as follows:

         5.01 INCORPORATION BY REFERENCE OF REPRESENTATIONS FROM SENIOR LOAN AGREEMENT. Each of the representations and warranties contained in the Senior Loan Agreement in favor of the Agent and the other lenders described therein (the "Representations and Warranties") are true in all material respects as of the date hereof and Lenders shall be entitled to rely upon the Representations and Warranties as if they were made directly to Lenders. In connection with the foregoing, each of the Representations and Warranties are hereby incorporated herein by reference and made a part hereof as if set forth in full herein.

         5.02 POWER AND AUTHORITY. Borrower has the power and authority to enter into and perform its obligations under this Agreement, the Notes, the Warrants, the Purchase and Sale Agreement and the Collateral Assignment, and to incur the obligations herein and therein provided for, and has taken all actions necessary to authorize the execution, delivery and performance of this Agreement, the Notes, the Warrants, the Purchase and Sale Agreement and the Collateral Assignment.

         5.03 ENFORCEABILITY. Each of this Agreement, the Notes, the Warrants, the Purchase and Sale Agreement and the Collateral Assignment are or will when delivered be valid, binding and enforceable in accordance with their respective terms.

         5.04 VALID ISSUANCE OF COMMON STOCK. The shares of Common Stock of Borrower issuable upon the exercise of the Warrants have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Warrants (including receipt of any payment required to be made upon exercise of the Warrants), shall be duly and validly issued, fully paid and nonassessable, and issued in compliance with all applicable securities laws, as presently in effect, of the United States and each of the states whose securities laws govern the issuance of any of the Common Stock pursuant to the Warrants.

         5.05 NO CONFLICT. The execution, delivery and performance of this Agreement, the Notes, the Collateral Assignment and the Warrants, and the consummation of the transactions contemplated hereby and thereby shall not result in any material violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that, other than with respect to the Collateral Assignment and the Purchase and Sale Agreement, results in the creation of any lien, charge or encumbrance upon any assets of Borrower or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to Borrower, its business or operations or any of its assets or properties.

         All the representations and warranties set forth in this Section V shall survive until all obligations of Borrower to Lenders hereunder, or under the Notes, the Collateral Assignment or the Purchase and Sale Agreement (the "Obligations") are satisfied in full.



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         SECTION VI. COVENANTS OF BORROWER. Borrower does hereby covenant and agree with Lender, that, so long as any of the obligations under the Notes and this Agreement remain unsatisfied or any commitments hereunder remain outstanding, it will comply at all times with the following affirmative covenants:

         6.01 SALE-LEASEBACK. Borrower will use its commercial best efforts to complete the sale-leaseback of the Kellstrom Headquarters Building (the "Sale-Leaseback") to Corporate Realty Investment Company L.L.C. ("CRIC") in accordance with the provisions of the commitment letter executed by Borrower and CRIC dated October 31, 2000 (the "Commitment Letter") in connection therewith. Borrower shall communicate with Lenders on a regular basis and as requested by Lenders as to the status of such sale. Borrower agrees that until such time the Obligations are satisfied in full, Borrower shall not grant any additional liens on the Kellstrom Headquarters Building without written permission of Lenders. At the Closing, Borrower and the Lenders shall enter into a Purchase and Sale Agreement with respect to the Kellstrom Headquarters Building (the "Purchase and Sale Agreement") pursuant to which the Lenders shall have the right and option to purchase the Kellstrom Headquarters Building subject to the terms and conditions set forth therein. Further, at the Closing, Borrower will cooperate with Lenders in executing a Memorandum of Purchase and Sale Agreement ("Memorandum of Purchase and Sale Agreement") for filing in the appropriate real property records in Florida.

         6.02 FINANCIAL STATEMENTS. Borrower will furnish to Lenders the same financial statements and financial compliance certificates required to be furnished to the Agent under the Senior Loan Agreement on the same timetable set forth in the Senior Loan Agreement. Lenders acknowledge that the information disclosed pursuant to this Section 6.02 may constitute material non-public information regarding the Company, that the Company is subject to the Securities Exchange Act of 1934, as amended, and that Federal and state securities laws are applicable that would prohibit a person in possession of material non-public information regarding a publicly-held issuer from, among other things, trading in the securities of such issuer. Lenders agree to maintain in confidence all non-public material information provided to Lenders pursuant hereto, and not to trade while in possession of any such information.

         6.03 INSPECTION. Borrower will, when requested to do so, make available for inspection by duly authorized representatives of Lenders any of its books and records and will furnish Lenders any information regarding its business affairs and financial condition within a reasonable time after written request therefor.

         6.04 DEFAULT UNDER SENIOR LOAN AGREEMENT. Borrower will give prompt notice to Lenders if it becomes aware of the occurrence of any Senior Loan Event of Default or any fact, condition or event that only with the giving of notice or passage of time or both, would become a Senior Loan Event of Default or if it becomes aware of any material adverse change in the business prospects, financial condition (including, without limitation, proceedings in bankruptcy, insolvency, reorganization, or the appointment of a receiver or trustee), or results of operations of Borrower, or of the failure of Borrower to observe any of its undertakings hereunder.



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         6.05 AVAILABILITY UNDER SENIOR LOAN AGREEMENT. Borrower will use its best commercial efforts to cause the Letters of Credit not to be drawn upon by the Agent and, if drawn upon, to permit Borrower to prepay any outstanding indebtedness hereunder as soon as possible after such indebtedness becomes outstanding.

         SECTION VII. DEFAULT.

         7.01 EVENT OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

                  (a) Borrower shall fail to pay any principal payable hereunder that is due on the Loan Maturity Date;

                  (b) Borrower shall fail to pay any other principal payable hereunder, including mandatory prepayments described above, and such failure shall continue for a period of five (5) calendar days;

                  (c) Borrower, shall fail to pay when due any installment of interest or other amount payable hereunder, and such failure shall continue for a period of five (5) calendar days;

                  (d) Borrower shall fail to observe or perform any other obligation to be observed or performed by it hereunder, or in the Notes, and such failure shall continue for ten (10) calendar days after either (i) notice of such failure from any one of Lenders, or
                          (ii) Borrower was otherwise notified or became aware of such failure;

                  (e) Any financial statement, representation, warranty, or certificate made or furnished by or with respect to Borrower to Lenders in connection with this Agreement, or as inducement to Lenders to enter into this Agreement, or in any separate statement or document to be delivered to Lenders hereunder, shall be materially false, incorrect, or incomplete when made;

                  (f) Borrower shall admit in writing its inability to pay its debts as they mature or shall make an assignment for the benefit of creditors;

                  (g) Proceedings in bankruptcy, or for reorganization of Borrower or for the readjustment of any of its debts under the Bankruptcy Code, as amended, or any part thereof, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced against or by Borrower, and, except with respect to any such proceedings instituted by Borrower, shall not be discharged within ninety (90) days of their commencement; or

                  (h) A receiver or trustee shall be appointed for Borrower or for any substantial part of its assets, or any proceedings shall be instituted for the dissolution or



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                          the full or partial liquidation of Borrower, and
                          except with respect to any such appointments requested or instituted by Borrower, such receiver or trustee shall not be discharged within ninety (90) days of his appointment, and except with respect to such proceedings instituted by Borrower, such proceedings shall not be discharged within ninety (90) days of their commencement, or Borrower shall discontinue business or materially change the nature of its business.

         7.02 ACCELERATION. Immediately and without notice upon the occurrence of an Event of Default specified in the foregoing subparagraphs (g) or (h) of
Section 7.01, or at the option of Lenders, but only upon notice to Borrower, upon the occurrence of any other Event of Default, all Obligations shall immediately become due and payable without further action of any kind.

         7.03 REMEDIES. After any acceleration, as provided for in Section 7.02, subject to the restrictions contained in the Intercreditor Agreement, Lenders shall have, in addition to the rights and remedies given them by this Agreement and the Notes, all those allowed by all applicable laws, including, but without limitation, the Uniform Commercial Code as enacted in any jurisdiction in which any Collateral may be located.

         SECTION VIII. MISCELLANEOUS.

         8.01 CONSTRUCTION. The provisions of this Agreement shall be in addition to those of any guaranty, pledge or security agreement, note, or other evidence of liability now or hereafter executed by Borrower in connection with the Loan, all of which shall be construed as complementary to each other. To the extent the provisions of this Agreement and the provisions of any guaranty, pledge or security agreement, note or other evidence of liability are inconsistent, the provision in this Agreement shall control; otherwise, nothing herein contained shall prevent Lenders from enforcing any or all other guaranty, pledge or security agreements, notes, or other evidences of liability in accordance with their respective terms.

         8.02 FURTHER ASSURANCE. From time to time, Borrower will execute and deliver to Lenders such additional documents and will provide such additional information as Lenders may reasonably require to carry out the terms of this Agreement and be informed of the status and affairs of Borrower.

         8.03 ENFORCEMENT AND WAIVER BY LENDERS. Lenders shall have the right at all times to enforce the provisions of this Agreement and in strict accordance with the terms hereof, notwithstanding any conduct or custom on the part of Lenders in refraining from so doing at any time or times. The failure of Lenders at any time or times to enforce their rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specified provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of Lenders are cumulative and concurrent, and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.



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         8.04 SEVERABILITY. If any provision of this Agreement shall be held invalid under any applicable laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

         8.05 BENEFIT AND BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal and personal representatives, and their successors and assigns.

         8.06 GOVERNING LAW. This Agreement is to be governed by and construed in accordance with the laws of the State of New York.

         8.07 NOTICE. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

                  (a)             If to Borrower:

                                  Kellstrom Industries, Inc.
                                  1100 International Parkway
                                  Sunrise, Florida  33323
                                  Attention:  Chief Financial Officer
                                  Telecopy No.:  (954) 858-2449

                                  With a copy to:

                                  Akerman, Senterfitt & Eidson, P.A.
                                  350 East Las Olas Blvd., Suite 1600
                                  Ft. Lauderdale, Florida 33301
                                  Attention:  Bruce I. March
                                   Telecopy No.  (954) 463-2224

                  (b)             If to Lender:

                                  James Ventures, L.P.
                                  5301 Hollister, Suite 300
                                  Houston, TX  77040
                                  Telecopy No. (713) 934-1150

                                  And:

                                  Mr. Robert Belfer
                                  767 5th Avenue
                                  46th Floor
                                  New York, NY 10153
                                  Telecopy No. (212) 644-6396

                                  With a copy to:

                                  Fried Frank Harris Shriver & Jacobson
                                  One New York Plaza
                                  New York, New York  10004
                                  Attention:  Robert Cassanos
                                  Telecopy No. (212) 859-4000

                                  And:

                                  LJH Corporation
                                  377 Neva Lane
                                  Dennison, Texas 75020
                                  Telecopy No. (903) 813-5857

                                  And:

                                  Mr. Don A. Sanders
                                  3100 Chase Tower
                                  600 Travis
                                  Houston, Texas 77002
                                  Telecopy No. (713) 250-4201

                                  With a copy in all cases to:

                                  Boyar & Miller
                                  4265 San Felipe, Suite 1200
                                  Houston, Texas 77027
                                  Attention:  Gary W. Miller
                                  Telecopy No. (713) 552-1758

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         8.08 APPROVAL AND CONSENT OF LENDER. In the event the approval or consent of Lenders is required pursuant to the terms hereof, such approval or consent shall be deemed to have been given upon receipt by Borrower of approval or consent of the each of Lenders.

         8.09 SEVERAL OBLIGATIONS OF LENDER. The obligations contained herein of Lenders are several to each Lender and not joint. No Lender shall be liable for the obligations of any other Lenders contained in this Agreement.

         8.10 INDEMNIFICATION. Borrower agrees to indemnify and hold Lenders and each of them, their respective affiliates and each such party's respective directors, officers, employees, agents, attorneys and consultants, harmless from and against any and all losses, claims, damages, liabilities and expenses (including fees and disbursements of counsel) that may be incurred by or asserted against any such indemnitees in connection with or arising out of any documentation, investigation, litigation, proceeding or other matters related to this Agreement, whether or not any such indemnitees are a party to such documentation, investigation, litigation, proceeding or other matters; provided, however, that no person shall have the right to be so indemnified hereunder for matters arising solely from its own willful misconduct, gross negligence or bad faith.

         8.11 NO LIABILITY FOR CONSEQUENTIAL DAMAGES. Neither Lenders nor any of their affiliates shall be responsible or liable to Borrower or any other person for any special, indirect, punitive, exemplary or consequential damages which may be alleged.

         8.12 WAIVER OF TRIAL BY JURY. BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS LETTER, ANY TRANSACTION RELATING HERETO, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

         8.13 JURISDICTION; VENUE. BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK, FOR ANY ACTION, PROCEEDING OR INVESTIGATION IN ANY COURT OR BEFORE ANY GOVERNMENTAL AUTHORITY ("LITIGATION") ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS), AND FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL TO ITS ADDRESS SET FORTH IN THIS AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY LITIGATION BROUGHT AGAINST IT IN ANY SUCH COURT. Borrower hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

         8.14 ENTIRE AGREEMENT. THIS AGREEMENT, TOGETHER WITH THE NOTES, THE WARRANTS AND THE COLLATERAL ASSIGNMENT, EMBODY THE FINAL, ENTIRE AGREEMENT RELATING TO THE HEREIN CONTAINED SUBJECT MATTER AMONG THE PARTIES AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER

WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

                  (Remainder of Page Intentionally Left Blank)

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first above written.

                              BORROWER:

                              KELLSTROM INDUSTRIES, INC.



                              By: /s/ Oscar Torres
                                  ----------------------------------------------
                                  Oscar Torres, Chief Financial Officer


                              LENDERS:

                              James Ventures, L.P.

                              By: Danro Corporation, Managing General Partner



                              By: /s/ Robert Alpert
                                  ----------------------------------------------
                                  Robert Alpert, President



                               /s/ Robert Belfer
                              --------------------------------------------------
                              Robert Belfer

                              LJH Corporation

                              By: /s/ Lacy J. Harber
                                ----------------------------------------------
                              Name: Lacy J. Harber
                                    --------------------------------------------
                              Title: President
                                     -------------------------------------------



                               /s/ Don A. Sanders
                              --------------------------------------------------
                              Don A. Sanders

EXHIBITS AND SCHEDULES

EXHIBIT "1.10"           Form of Intercreditor Agreement

EXHIBIT "2.01"           Form of Letter of Credit

EXHIBIT "2.02"           Form of Sight Draft and Certificate

EXHIBIT "2.03"           Form of Notes

EXHIBIT "2.08"           Form of Collateral Assignment

EXHIBIT "3"              Form of Warrant

SCHEDULE "2.01"          List of Banks Supplying Letters of Credit